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                                                                      EXHIBIT 11


                      PACIFIC INTERNATIONAL SERVICES CORP

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                Three Months Ended June 30
                                                               ----------------------------
                                                                  1996             1995
                                                               -----------      -----------
Weighted average common shares
     outstanding                                               13,234,599        8,079,800
                                                               ===========      ===========

        Net income (loss) before extraordinary                   (359,953)          97,764
        items and discontinued operations

        Loss from discontinued operations                        (430,282)      (1,697,238)
                                                               ===========      ===========

Earnings per common share:

        Continuing operations                                       (0.03)            0.01
        Discontinued operations                                     (0.03)           (0.21)
                                                               -----------      -----------
        Net income (loss)                                           (0.06)           (0.20)
                                                               ===========      ===========

                                                                 Six Months Ended June 30
                                                               ----------------------------
                                                                   1996             1995
                                                               -----------      -----------
Weighted average common shares
     outstanding                                               13,234,599        8,079,800
                                                               ===========      ===========

        Net income (loss) from continuing operations             (384,605)         151,953
        before extraordinary items and discontinued operations


        Loss from discontinued operations                        (556,282)      (2,129,568)
                                                               ===========      ===========
Earnings per common share:

        Continuing operations                                       (0.03)            0.02
        Discontinued operations                                     (0.04)           (0.26)
                                                               -----------      -----------
        Net income (loss)                                           (0.07)           (0.24)
                                                               ===========      ===========